Exhibit 1.01

Conflict Minerals Report

SLB - For Year Ending December 31, 2025

Company Overview

This report has been prepared by the management of SLB Limited (herein referred to as “SLB,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2025, to December 31, 2025.

SLB is a global technology company focused on driving energy innovation for a balanced planet. With a global presence in more than 100 countries and employees representing almost twice as many nationalities, SLB works each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition.

Introduction

For the 2025 calendar year, SLB determined that tin, tungsten, tantalum, and/or gold (3TGs) were necessary to the functionality or production of some products that were manufactured or contracted to be manufactured. Therefore, SLB conducted a reasonable country of origin inquiry in good faith to determine whether any of the 3TGs in its products originated from Conflict-Affected and High-Risk Areas (CAHRAs), such as the Democratic Republic of the Congo (DRC) or an adjoining country (collectively referred to as the “Covered Countries”).

Based on the country of origin data, SLB believes some of its products could contain 3TGs that may have originated in the Covered Countries and, therefore, in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (from here on referred to “Section 1502 of the Dodd-Frank Act” or “the Rule”), due diligence was performed on the source and chain of custody of the 3TGs in question to determine whether its products are “conflict free or responsibly sourced.” The Company designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework of the Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”).

SLB is committed to complying with the requirements of the Rule and upholding responsible sourcing practices. As such, the Company has put into place a robust due diligence program to ensure its contributions to upholding human rights and responsible practices across the supply chain.

Conflict Minerals Program & Policy

The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. SLB adopted a conflict minerals policy (the “Conflict Minerals Policy”) articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The Conflict Minerals Policy is available online, and can be found here: https://www.slb.com/about/who-we-are/conflict-minerals.

Description of Products

Only some of SLB’s products fall in scope of the Rule, as they contain (or may contain) one or more of the 3TGs. The following list is an example of products that contain, or may contain, 3TGs:

Permanent multiphase meters; subsea safety valves; oil, gas and core analysis laboratory equipment; perforating hardware and accessories; downhole drilling tools; solids and pressure control equipment for drilling fluids systems; equipment for chemical packages; data acquisition equipment for drilling operations; surface and downhole completions tools; artificial lift pumps; stimulation pumping and cementing equipment; groundwater monitoring products; drilling equipment packages; blowout preventers; drilling risers, top drives; draw works; complete wellhead and Christmas tree systems for onshore and offshore applications; subsea production systems and manifolds; Umbilical and cable systems and aftermarket parts; valves; actuators; chokes and aftermarket parts; heaters; dehydration and desalting units; gas conditioning units; membrane separation systems; water processing systems; and electronic controls.

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in products originated in Conflict-Affected and High-Risk Areas, SLB retained a third-party service provider to assist us in reviewing the supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to its third-party service provider for upload to its third-party service provider’s platform.

To trace materials, and demonstrate transparency procured by the supply chain, SLB utilized the Conflict Minerals Reporting Template (CMRT) Version 6.5 or higher to conduct a survey of all in-scope suppliers. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a manufacturer’s supply chain. It includes questions about a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters/refiners as well as the origin of 3TGs used by those facilities.

During the supplier survey, the Company contacted suppliers via its third-party service provider’s platform, a software-as-a-service (SaaS) platform provided by the third-party service provider that enables its users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The third-party service provider’s platform also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

Via the third-party service provider’s platform and team, the Company then requested that all identified suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. The third-party service provider monitored and tracked all communications in the third-party service provider’s platform for future reporting and transparency. SLB directly contacted many suppliers that were unresponsive to the third-party service provider’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to the third-party service provider.

The Company’s program continues to include automated data validation on all submitted CMRTs. Data validation aims to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted so that data is retained, but they are classified as valid or invalid based on a set criteria of validation errors. Suppliers are contacted by the third-party service provider regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through the third-party service provider’s multilingual supplier experience team.

For reporting year 2025, there were 2,844 suppliers in scope of the conflict minerals program and 2,092 provided a completed CMRT. SLB’s total response rate for this reporting year was 76.40%.

Due Diligence

Design of Due Diligence

SLB designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully owned by the Company. However, through active risk identification, and risk assessment, as well as continued outreach and process validation, risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Performed

1.	Establish Strong Company Management Systems

Internal Compliance Team

SLB established a cross-functional core team consisting of representatives of the business lines, planning and supply chain, legal, compliance, sustainability, manufacturing, and information technology functions. The core team is responsible for implementing the conflict minerals compliance strategy and briefing their respective Division Presidents or, in certain cases, Basin Presidents, about the results of these due diligence efforts on a regular basis.

The Company also uses a third-party service provider to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regards to conflict minerals.

The Company leverages the third-party service provider ‘s platform in order to work with dedicated program specialists who support SLB’s conflict minerals program. The Company communicates regularly with the third-party service provider’s team in order to receive updates on program status. Each member of the third-party service provider’s customer success team is trained in conflict minerals compliance and understands the intricacies of reporting templates such as CMRT and conflict minerals reports, as well as Section 1502 of the Dodd-Frank Act.

Control Systems

The Company expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to SLB are “conflict free or responsibly sourced.” This means that the products should not contain minerals (3TGs) sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Additionally, we have (a) adopted various processes related to our conflict minerals compliance efforts and determinations; (b) adopted standardized data templates for all Divisions to promote consistency across various information technology systems; (c) adopted a procedure in our engineering design and manufacturing systems that requires the recording of necessary conflict mineral contents of newly-developed parts included in our products; (d) adopted an electronic repository to retain relevant documentation concerning our conflict minerals compliance efforts and determinations. In addition, certain employees from our planning and supply chain, legal, engineering, manufacturing, sustaining, sales, finance, and compliance functions are targeted for annual training.

Supplier Engagement

SLB has a strong relationship with Tier 1 direct suppliers. As an important part of the supply chain, SLB has leveraged processes and educational opportunities in order to ensure all suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. SLB’s suppliers are able to leverage the third-party service provider ‘s team of supplier support specialists to ensure they receive appropriate support and understand how to properly fill a CMRT. Suppliers are provided guidance in their native language by the third-party service provider, if needed.

As a downstream company, we are several tiers removed from conflict mineral smelters/refiners. We, therefore, must rely on information from industry sources to compare and assess due diligence responses, identify smelters/refiners in our supply chains and improve our ongoing due diligence efforts. We implemented a supply chain transparency system through the use of due diligence tools developed by the Responsible Minerals Initiative (“RMI”), including the RMI Conflict Minerals Reporting Template (“RMI Template”), which is designed to identify the smelters/refiners that process the conflict minerals in a company’s supply chain. We also support our suppliers’ use of validation, certification and audit programs on smelters/refiners upstream in our supply chain, such as:

•	the Responsible Minerals Assurance Process (“RMAP”) developed by RMI,

•	the ITRI Tin Supply Chain Initiative,

•	the Tungsten Industry – Conflict Mineral Council Framework,

•	the London Bullion Market Association (“LBMA”), and

•	the Responsible Jewellery Council (“RJC”).

The Company engages with suppliers directly to request a valid (free of validated errors) CMRT for the products that they supply to the Company. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative.

Additionally, SLB’s Conflict Minerals Policy is included in supplier contracts, requiring new suppliers to read and accept the policy as a requirement of doing business with SLB. The Company continues to place a strong emphasis on supplier education and training. To accomplish this, the third-party service provider’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources. Also, the third-party service provider’s automated feedback process that notifies suppliers of risks associated with their CMRT submission serves to educate suppliers of certain conflict minerals’ risks.

The Company believes that the combination of the SLB Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanisms

The Company established multiple longstanding grievance mechanisms as described in our Code of Conduct whereby employees and others can anonymously report violations of SLB’s policies, including conflict minerals. We communicate these mechanisms to our employees at various times.

Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at: http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

2.	Identifying & Assessing Risk in the Supply Chain

Supplier Risk Evaluation

In order to identify and assess the risks in our supply chain, we first identified products for sale that we manufactured or contracted to manufacture in 2025 that contained, or that may have contained, necessary conflict minerals. We have adopted a procedure in our engineering design and manufacturing system that is reasonably designed to identify each necessary conflict mineral included in our products. In cases where we determined that a necessary conflict mineral was contained in one of our parts, we identified that specific mineral and flagged both the part and finished product containing that part in our system. If, after our initial research, we were unable to determine whether a necessary conflict mineral was included in a part, we considered that part to be in scope of the Rule, and such part was internally flagged for additional research. For each new part developed or manufactured in 2025, the engineers and métiers in charge of providing materials for such part were required to indicate any necessary conflict minerals included in the part. Where we determined that a newly-developed part contained a necessary conflict mineral and that the finished product was in scope of the Rule, we included that part in our further information-gathering efforts. We then identified our Tier 1 suppliers that supplied us with the parts and products considered to be within the scope of the Rule.

Because we are several tiers removed from mining operations and smelters/refiners, we must rely on our suppliers to provide information regarding the source and presence of necessary conflict minerals in our products.

Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the third-party service provider’s platform identifies automatically based on established criteria. These risks are addressed by the third-party service provider’s staff and members of the Company’s core team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, SLB is unable to determine if all of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

The third-party service provider’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that takes into account multiple conflict minerals factors.

Smelter/Refiners Risk Evaluation

Other supply chain risks were identified by assessing the due diligence practices and audit status of smelters/refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. The third-party service provider’s smelter validation program compared listed facilities into the list of smelters/refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2025 calendar year.

The third-party service provider determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. SLB does not have a direct relationship with smelters/refiners, and does not perform direct audits of these entities within their pre-supply chain. Smelters that are conformant to RMAP audit standards are considered to have their sourcing validated as “conflict free or responsibly sourced.” In cases where the smelter/refiner’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, further due diligence steps are followed to notify suppliers reporting these facilities. Smelters/refiners are actively monitored to proactively identify other risks pertaining to conflict minerals.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. The third-party service provider uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•	Geographic proximity to Conflict-Affected and High-Risk Areas.

•	Known mineral source country of origin.

•	RMAP audit status.

•	Credible evidence of unethical or conflict sourcing.

•	Peer assessments conducted by credible third-party sources.

•	Sanctions risks.

Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through the third-party service provider, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to SLB. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain.

In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

3.	Design & Implement A Strategy to Respond to Risks

Together with the third-party service provider, SLB developed processes to assess and respond to the risks identified in the supply chain. SLB has created a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and the Company’s expectations.

For any smelters/refiners known to source conflict minerals from Covered Countries, as well as smelters/refiners located in any Covered Country with unknown sources of conflict minerals, SLB has provided feedback to its suppliers through the third-party service provider, instructing suppliers to take their own independent risk analysis and mitigation actions. Additionally, in 2025, we will continually engage with our Tier 1 suppliers, who may have sourced from such smelters/refiners, to use certified smelters or pursue an alternative source of conflict minerals, and participate in the RMI to support industry efforts to achieve supply chain transparency.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will utilize available actions to respond to non-compliant suppliers as part of its overall procurement strategy. The results of the program and risk assessment are shared with the core team and the respective Division or Basin Presidents to ensure transparency within the Company.

4.	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

SLB does not have a direct relationship with any 3TG smelters/refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters/refiners (industry recognized audit/assessment programs). As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters/refiners that agree to participate in the program.

The third-party service provider aids us in verifying the information provided by our suppliers with respect to the smelters/refiners that they source from, and to review and confirm the validity of the RMAP, RJC, and LBMA certifications of those smelters/refiners. The third-party service provider directly engages smelters/refiners that are not currently enrolled in an industry recognized audit/assessment program to encourage their participation and for those smelters/refiners already conformant to the corresponding program’s standards, the third-party service provider thanks them for their efforts on behalf of its compliance partners.

5.	Report Annually on Supply Chain Due Diligence

SLB has published the Form SD for the year ended December 31, 2025. This report is available on the Company’s website at https://www.slb.com/who-we-are/guiding-principles/corporate-accountability/conflict-minerals. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. SLB has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission (SEC).

The Company will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public reports.

Due Diligence Results

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten, and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by SLB for the 2025 reporting year.

Supply Chain Outreach Metrics

Number of in-scope suppliers	Reporting Year	Response rate
2,844	2025	76.40%

Upstream Data Transparency

Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2025 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners which actually processed the 3TGs contained in the Company’s products.

Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

Status	Number of identified smelters/refiners
RMAP Conformant	207
RMAP Active	9
Not Enrolled	83
Non-Conformant	38

Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country of origin data obtained via the third-party service provider’s supply chain database (or other reasonable country of origin data, in the scenario SLB decides to use alternative data sources). As mentioned in the above section, it is understood that overreporting might occur which could result in Appendix B having more countries than those strictly relevant to the Company’s products.

Steps to Be Taken to Mitigate Risk

SLB has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could originate from CAHRAs:

•	Engage with suppliers more closely, and provide more information and training resources regarding responsible sourcing of 3TGs.

•	Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•	Continue to evaluate conflict minerals risk in all products procured from third parties, including products manufactured or contracted to be manufactured by recently-acquired companies.

Appendix A: Smelter List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Active

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active

Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Active

Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660	Active

Tin	Conecsus LLC	United States Of America	CID003504	Active

Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704	Active

Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705	Active

Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	Active

Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Active

Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested

Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested

Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested

Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested

Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant

Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant

Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant

Gold	Agosi AG	Germany	CID000035	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant

Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant

Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant

Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant

Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant

Gold	Aurubis AG	Germany	CID000113	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant

Gold	Boliden Ronnskar	Sweden	CID000157	Conformant

Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant

Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant

Gold	Chimet S.p.A.	Italy	CID000233	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant

Gold	Chugai Mining	Japan	CID000264	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant

Tin	Alpha Assembly Solutions Inc	United States Of America	CID000292	Conformant

Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant

Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant

Gold	Dowa	Japan	CID000401	Conformant

Tin	Dowa	Japan	CID000402	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant

Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant

Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant

Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant

Tin	Fenix Metals	Poland	CID000468	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant

Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant

Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant

Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant

Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant

Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant

Gold	Japan Mint	Japan	CID000823	Conformant

Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant

Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant

Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant

Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant

Gold	Kazzinc	Kazakhstan	CID000957	Conformant

Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant

Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant

Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant

Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant

Tantalum	AMG Brasil	Brazil	CID001076	Conformant

Gold	LS MnM Inc.	Korea, Republic Of	CID001078	Conformant

Gold	Materion	United States Of America	CID001113	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant

Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant

Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant

Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant

Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant

Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant

Tin	Minsur	Peru	CID001182	Conformant

Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant

Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant

Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant

Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant

Gold	MKS PAMP SA	Switzerland	CID001352	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant

Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant

Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant

Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant

Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant

Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant

Gold	Royal Canadian Mint	Canada	CID001534	Conformant

Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant

Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant

Tantalum	Telex Metals	United States Of America	CID001891	Conformant

Tin	Thaisarco	Thailand	CID001898	Conformant

Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant

Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant

Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant

Gold	Valcambi S.A.	Switzerland	CID002003	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant

Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant

Gold	SAFINA A.S.	Czechia	CID002290	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant

Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant

Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant

Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant

Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant

Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant

Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant

Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant

Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant

Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant

Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant

Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant

Gold	T.C.A S.p.A	Italy	CID002580	Conformant

Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant

Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant

Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant

Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant

Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant

Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant

Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant

Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant

Tin	Super Ligas	Brazil	CID002756	Conformant

Gold	Italpreziosi	Italy	CID002765	Conformant

Tin	Aurubis Beerse	Belgium	CID002773	Conformant

Tin	Aurubis Berango	Spain	CID002774	Conformant

Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant

Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant

Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant

Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant

Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant

Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant

Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant

Tin	CRM Synergies	Spain	CID003524	Conformant

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant

Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant

Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant

Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant

Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant

Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Conformant

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant

Gold	GG Refinery Ltd.		CID004506	Conformant

Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	CID004619	Conformant

Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant

Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant

Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755	Conformant

Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant

Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant

Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant

Gold	Bangalore Refinery	India	CID002863	Conformant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant

Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China	CID005012	Conformant

Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068	Conformant

Tin	P Kay Metal, Inc	United States Of America	CID005189	Conformant

Tungsten	Tungamoy Metals Inc.	Korea, Republic Of	CID005248	Conformant

Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	In Communication

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Non Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Non Conformant

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Non Conformant

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Non Conformant

Gold	WEEEREFINING	France	CID003615	Non Conformant

Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant

Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant

Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant

Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant

Gold	Torecom	Korea, Republic Of	CID001955	Non Conformant

Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant

Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant

Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant

Gold	Marsam Metals	Brazil	CID002606	Non Conformant

Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant

Gold	SAAMP	France	CID002761	Non Conformant

Gold	L’Orfebre S.A.	Andorra	CID002762	Non Conformant

Gold	8853 S.p.A.	Italy	CID002763	Non Conformant

Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant

Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant

Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant

Gold	Safimet S.p.A	Italy	CID002973	Non Conformant

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant

Tin	Ma’anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant

Tin	PT Masbro Alam Stania	Indonesia	CID003380	Non Conformant

Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant

Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant

Gold	Alexy Metals	United States Of America	CID003500	Non Conformant

Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Non Conformant

Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Non Conformant

Gold	Caridad	Mexico	CID000180	Outreach Required

Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required

Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required

Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required

Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required

Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required

Gold	Morris and Watson	New Zealand	CID002282	Outreach Required

Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required

Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required

Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required

Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required

Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required

Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required

Gold	JALAN & Company	India	CID002893	Outreach Required

Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required

Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required

Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required

Gold	Atlantic Copper	Spain	CID003350	Outreach Required

Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required

Gold	Sovereign Metals	India	CID003383	Outreach Required

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required

Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required

Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required

Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required

Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required

Gold	MD Overseas	India	CID003548	Outreach Required

Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required

Gold	Dongwu Gold Group	China	CID003663	Outreach Required

Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required

Gold	NOBLE METAL SERVICES	United States Of America	CID003690	Outreach Required

Tantalum	5D Production OU	Estonia	CID003926	Outreach Required

Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required

Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required

Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required

Tungsten	Geo Enterprise	Georgia	CID005373	Outreach Required

Gold	Naoshima Smelter & Refinery	Japan	CID005396	Outreach Required

Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland	CID005401	Outreach Required

Gold	Aurubis AG, Hamburg	Germany	CID005476	Outreach Required

Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed

Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed

Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed

Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed

Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed

Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed

Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed

Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed

Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed

Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed

Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006	RMI Due Diligence Review - Unable to Proceed

Appendix B: Countries of Origin

China	Belgium	Madagascar	South Sudan	Finland

Brazil	Guyana	Netherlands	Italy	Kyrgyzstan

Australia	United Kingdom	Hong Kong	Ghana	Dominica

Japan	Kazakhstan	Rwanda	Sweden	Benin

Canada	Hungary	Mozambique	Eritrea	Dominican Republic

United States	Ecuador	Slovakia	Papua New Guinea	Central African Republic

Indonesia	Myanmar	Panama	Saudi Arabia	Bulgaria

Peru	Cambodia	South Africa	Belarus	Liberia

Germany	Luxembourg	Burundi	United Arab Emirates	Mauritania

Malaysia	Ireland	Congo	Mali	Georgia

Chile	Switzerland	Suriname	Poland	Senegal

India	France	Bolivia (Plurinational State of)	El Salvador	Tajikistan

Austria	Ethiopia	Philippines	Burkina Faso	Lithuania

Korea	Singapore	Andorra	New Zealand	Uruguay

Argentina	Namibia	Tanzania	Guatemala	Serbia

Mongolia	Mexico	Zimbabwe	Azerbaijan	Oman

Thailand	Israel	Guinea	Jersey	Botswana

Colombia	Estonia	Zambia	Uganda	Kenya

Portugal	Taiwan	Djibouti	Armenia	Fiji

Spain	Democratic Republic of Congo	Uzbekistan	Morocco	Cyprus

Niger	Viet Nam	Turkey	Liechtenstein	Albania

Russian Federation	Sierra Leone	Sudan	Nicaragua	Bermuda

Nigeria	Egypt	Angola	Honduras	Solomon Islands

Norway